Ex-99.B(d)ifiimafeesched

EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT
IVY FUNDS, INC.
FEE SCHEDULES

A cash fee computed each day on net asset value for each Fund at the annual rates listed below*:

Effective June 30, 1999:

Asset Strategy Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

High Income Fund
Net Assets	Fee
Up to $500 million	0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over $1.5 billion	0.50% of net assets

Limited-Term Bond Fund
Net Assets	Fee
Up to $500 million	0.50% of net assets
Over $500 million and up to $1 billion	0.45% of net assets
Over $1 billion and up to $1.5 billion	0.40% of net assets
Over $1.5 billion	0.35% of net assets

Municipal Bond Fund
Net Assets	Fee
Up to $500 million	0.525% of net assets
Over $500 million and up to $1 billion	0.50% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over $1.5 billion	0.40% of net assets

Science and Technology Fund
Net Assets	Fee

Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Small Cap Growth Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Approved May 17, 2000:

Capital Appreciation Fund
Net Assets	Fee
Up to $1 billion	0.65% of net assets
Over $1 billion and up to $2 billion	0.60% of net assets
Over $2 billion and up to $3 billion	0.55% of net assets
Over $3 billion	0.50% of net assets

Large Cap Growth Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Mid Cap Growth Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Money Market Fund
A cash fee computed each day on net asset value for the Fund at the annual rate of 0.40% of net assets.

Approved 11/16/05:

Energy Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Effective 10/1/07:

Core Equity Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion and up to $5 billion	0.55% of net assets
Over $5 billion and up to $6 billion	0.525% of net assets
Over $6 billion	0.50% of net assets

*If a Fund's net assets are less than $25 million, IICO has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.